Limelight Networks Reports
Second-Quarter 2007 Results
Bookings Performance and Customer Additions Position Company For Continued Growth
TEMPE, Ariz. — August 9, 2007 — Limelight Networks (Nasdaq: LLNW), a leading content delivery network (CDN) for digital media, today reported financial results for the second quarter ended June 30, 2007.
For the second quarter of 2007, Limelight Networks reported GAAP revenue of $21.2 million and non-GAAP revenue of $24.7 million, representing growth of 43% and 67%, respectively, over the $14.8 million of revenue the company reported in second quarter of 2006. The company reported a second quarter GAAP loss per diluted share of $(0.23) and non-GAAP earnings per diluted share of $0.00. Non-GAAP Adjusted EBITDA for the quarter was $4.4 million compared to $5.7 million for the second quarter of 2006. A reconciliation of GAAP to non-GAAP financials is provided in the table below.
“We achieved numerous milestones and executed well on our plan to establish Limelight Networks as the premier content delivery and enablement partner for businesses desiring to deliver rich media assets such as video, music, games, software and social media over the Internet,” commented Jeff Lunsford, chairman and chief executive officer. Operating highlights in the quarter include:
•	capitalizing the business with over $200 million in growth capital raised in an IPO, provisioning us with over $187 million in cash and marketable securities on June 30, 2007 after paying down debt;

•	achieving new business bookings more than double those achieved in the second quarter of 2006;

•	the addition of 149 net new customers in the quarter, bringing total customers up to 876 on June 30, 2007;

•	the hiring of 14 enterprise sales reps into a growing worldwide sales force, bringing total quota-carry representatives up to 58 at the end of June; and

•	an increase of total network egress to a capacity of approximately 1.4 terabits per second, positioning the company as a scale leader in servicing the high-growth and high-traffic publishers’ Internet content.
     Limelight Networks also disclosed an expanded 5-year individual customer arrangement pursuant to which Limelight Networks will provide custom CDN consulting services and will continue its content delivery services. Additionally, Limelight and the customer agreed to cross-license certain technologies, including certain components of Limelight’s CDN software. This contract is a multi-element arrangement, which required a change, beginning in the second quarter, in how Limelight accounts for revenue from consulting, as well as the company’s standard content delivery services delivered to this customer. Because of the nature of the contract with this customer and the company’s consequent revenue recognition, the company has determined that it will present both GAAP and non-GAAP revenue and earnings amounts to help illustrate the impact of this contract.
     “We believe Limelight Networks is well positioned,” commented Lunsford, “to grow our business as broadband Internet access continues to propagate around the world, as content delivery shifts from analog to digital networks and as consumers’ content consumption preferences shift to the online channel.”
Guidance
For the third quarter of 2007, the company anticipates:
•	GAAP revenue to be in the range of $27 to $28 million

•	Non-GAAP revenue to be in the range of $25.5 to $26.5 million

•	GAAP loss per diluted share to be in a range of ($0.10) to ($0.08)

•	Non-GAAP diluted loss per diluted share to be in a range of ($0.06).to ($0.04)

•	Non-GAAP Adjusted EBITDA in the range $1 to $2 million
For the full year of 2007, the company anticipates:
•	GAAP revenue to be in the range of $101 to $103 million

•	Non-GAAP revenue to be in the range of $103 to $105 million

•	GAAP (loss) per diluted share to be in a range of ($0.54) to ($0.51)

•	Non-GAAP earnings per diluted share to be in a range of $0.00 to $0.02

•	Non-GAAP Adjusted EBITDA in the range of $16 to $19 million
Conference Call
Management will conduct a conference call scheduled to begin at 6 a.m. PDT (9 a.m. EDT) on Thursday, August 9, 2007 to review the company’s financial results and its outlook for the remainder of 2007. To participate in the conference call, please call toll-free 877-574-8878 (or 706-634-6364 for international callers) approximately 10 minutes prior to the start time. You may also listen to the conference call live via the Internet at www.llnw.com or www.earnings.com. These websites will also host an archive of the call.
About Limelight Networks
Limelight Networks is a high performance content delivery network for digital media, providing massively scalable, global delivery solutions for on-demand and live Internet distribution of video, music, games and social media. Limelight Networks’ infrastructure is optimized for the large object sizes, large content libraries, and large audiences associated with compelling rich media content. Limelight is the content delivery network of choice for more than 700 of the world’s top media companies, including Akimbo, Amazon Unbox™, Belo Interactive, Brightcove, “BuyMusic” @ Buy.com, DreamWorks, LLC, Facebook, FOXNews.com, IFILM, ITV Play, Metacafe, MSNBC.com, MySpace, NC Interactive, Valve Software, Radio Free Virgin and Xbox Live. For more information, visit www.llnw.com.
Safe-Harbor Statement
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the company’s revenues, Adjusted EBITDA and stock based compensation expense for the third-quarter and full-year fiscal 2007; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, demand for the company’s products and services; the ability of the company to successfully develop and expand its products, services, technologies and markets; the effects of competition; changes in customer and industry demand and preferences; seasonality; the ability of the company to attract, retain and motivate key personnel; the ability of the company to secure and maintain key contracts and relationships; general economic, market and business conditions; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in the company’s filings with the Securities and Exchange Commission. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contacts:

Matt Hale	Phil Bourdillon/Gene Heller
Chief Financial Officer	Silverman Heller Associates
602-850-5000	310-208-2550
(financial tables follow)

Financial Statements
LIMELIGHT NETWORKS, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2007	2006
Assets
Cash and cash equivalents	$159,069	$7,611
Marketable securities, short term	28,875	—
Accounts receivable, net	19,722	16,626
Income tax receivable	3,833	3,317
Deferred income taxes	1,273	362
Prepaid expenses and other current assets	5,077	3,011

Current assets	217,849	30,927
Property and equipment, net	46,124	41,784
Marketable securities, long term	185	285
Deferred income taxes	50	173
Other assets	1,304	759

Total assets	$265,512	$73,928

Liabilities and stockholders’ equity
Accounts payable	$8,510	$6,419
Accounts payable, related parties	19	781
Deferred revenue, current portion	3,232	197
Credit facilities, current portion	—	2,938
Capital lease obligations, current portion	—	245
Other current liabilities	12,063	6,314

Current liabilities	23,824	16,894
Deferred revenue, less current portion	598	—
Credit facilities, less current portion	—	20,410
Capital lease obligations, less current portion	—	5
Other liabilities	30	30

Total liabilities	24,452	37,339
Stockholders’ equity	241,060	36,589

Total liabilities and stockholders’ equity	$265,512	$73,928

LIMELIGHT NETWORKS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
	2007	2007	2006	2006	2007	2006
Revenues	$21,213	$22,876	$14,841	$10,838	$44,089	$25,679
Costs and operating expenses:
Cost of revenues * †	14,835	14,497	7,266	5,280	29,332	12,546
General and administrative * †	9,220	8,273	2,275	1,599	17,493	3,874
Sales and marketing *	6,404	3,018	1,497	1,034	9,422	2,531
Research and development *	1,541	1,285	437	321	2,826	758

Total costs and operating expenses	32,000	27,073	11,475	8,234	59,073	19,709

Operating income (loss)	(10,787)	(4,197)	3,366	2,604	(14,984)	5,970
Interest expense **	(855)	(585)	(519)	(505)	(1,440)	(1,024)
Interest income	573	89	—	—	662	—
Other income (expense)	—	—	—	—	—	—

Income (loss) before income taxes	(11,069)	(4,693)	2,847	2,099	(15,762)	4,946
Income tax expense (benefit)	(606)	(258)	1,125	829	(864)	1,954

Net income (loss)	$(10,463)	$(4,435)	$1,722	$1,270	$(14,898)	$2,992

Net income (loss) allocable to common stockholders	$(10,463)	$(4,435)	$1,722	$1,245	$(14,898)	$2,967

Net income (loss) per share:
Basic	$(0.23)	$(0.20)	$0.05	$0.04	$(0.44)	$0.09
Diluted	$(0.23)	$(0.20)	$0.04	$0.03	$(0.44)	$0.07
Shares used in per share calculations:
Basic	45,702	21,886	31,848	35,188	33,794	33,518
Diluted	45,702	21,886	41,505	42,951	33,794	42,228

*	Includes stock-related compensation (see supplemental table for figures)

**	Includes approximately $417K and $469K of deferred financing fees for the three and six month periods ended June 30, 2007

†	Includes depreciation (see supplemental table for figures)

LIMELIGHT NETWORKS, INC.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
	2007	2007	2006	2006	2007	2006
Supplemental financial data (in thousands):
Stock-related compensation:
Cost of revenues	$346	$242	$93	$29	$588	$122
General and administrative	4,143	4,242	21	21	8,385	42
Sales and marketing	1,152	235	69	38	1,387	107
Research and development	1,007	851	46	24	1,858	70

Total stock-related compensation	$6,648	$5,570	$229	$112	$12,218	$341
Depreciation and amortization:
Network-related depreciation	$5,020	$4,688	$2,035	$1,473	$9,708	$3,508
Other depreciation	174	137	44	28	311	72

Total depreciation and amortization	$5,194	$4,825	$2,079	$1,501	$10,019	$3,580
Capital expenditures:

Purchases of property and equipment	$5,641	$3,095	$6,962	$3,470	$8,556	$10,432

Net increase (decrease) in cash, cash equivalents and marketable securities	$175,195	$5,138	$(506)	$541	$180,333	$35
End of period statistics:
Number of customers under recurring contract	876	726	523	456	876	523
Number of employees	215	167	91	77	215	91

LIMELIGHT NETWORKS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
	2007	2007	2006	2006	2007	2006
Cash flows from operating activities:
Net income (Loss)	$(10,463)	$(4,435)	$1,722	$1,270	$(14,898)	$2,992
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,194	4,824	2,079	1,502	10,018	3,580
Stock-based compensation	6,648	5,570	229	112	12,218	341
Deferred income tax expense (benefit)	(83)	(731)	80	(80)	(814)	—
Accounts receivable charges	1,170	677	177	—	1,847	177
Accretion of debt discount	417	53	—	36	470	36
Changes in operating assets and liabilities:
Accounts receivable	(7,418)	2,475	(2,542)	(2,582)	(4,943)	(5,124)
Prepaid expenses and other current assets	(3,661)	(1,809)	(301)	(363)	(5,470)	(664)
Income taxes receivable	(631)	116	(80)	80	(516)	—
Other assets	(426)	(119)	(127)	(109)	(545)	(236)
Accounts payable	(2,978)	(732)	1,431	(417)	(3,709)	1,014
Accounts payable, related parties	(763)	1	958	(362)	(762)	596
Deferred revenue and Other current liabilities	9,065	650	720	1,225	9,715	1,945

Net cash provided (used in) by operating activities:	(3,929)	6,540	4,346	312	2,611	4,657

Cash flows from investing activities:
Purchase of marketable securities	(28,875)	—	—	—	(28,875)
Purchases of property and equipment	(5,461)	(3,095)	(6,962)	(3,470)	(8,556)	(10,432)

Net cash used in investing activities	(34,336)	(3,095)	(6,962)	(3,470)	(37,431)	(10,432)

Cash flows from financing activities:
Borrowings on credit facilities	—	—	2,515	4,040	—	6,555
Payments on credit facilities	(23,818)	—	(327)	(171)	(23,818)	(498)
Borrowings on line of credit	—	1,500	—	—	1,500	—
Payments on line of credit	(1,500)	—	—	—	(1,500)	—
Payments on capital lease obligations	(91)	(159)	(79)	(20)	(250)	(99)
Payments on notes payable — related parties	—	—	—	(195)	—	(195)
Escrow funds returned from share repurchase	2,091	298	—	—	2,389	—
Tax benefit from share-based compensation	—	23	—	—	23	—
Proceeds from exercise of stock options	—	31	1	45	31	46
Proceeds from initial public offering, net of issuance costs	207,904	—	—	—	207,904	—

Net cash provided by financing activities	184,586	1,693	2,110	3,699	186,279	5,809

Net increase (decrease) in cash and cash equivalents	146,320	5,138	(506)	541	151,458	35
Cash and cash equivalents, beginning of period	12,749	7,611	2,077	1,536	7,611	1,536

Cash and cash equivalents, end of period	$159,069	$12,749	$1,571	$2,077	$159,069	$1,571

Use of Non-GAAP Financial Measures
     In evaluating our business, we consider and use Non-GAAP revenue, Non-GAAP net income and Adjusted EBITDA as a supplemental measure of our operating performance. We consider Non-GAAP revenue and net income measurements to be an important indicator of overall performance of the company because it allows us to illustrate the impact of revenue generated from our multi-element contract as well as to eliminate the effects of stock based compensation and litigation expense. We define EBITDA as GAAP net income before net interest expense, provision for income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA plus income from our multi-element contract and expenses that we do not consider reflective of our ongoing operations. We use Adjusted EBITDA as a supplemental measure to review and assess our operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in such items as capital structures (affecting relative interest expense and stock-based compensation expense), the book amortization of intangibles (affecting relative amortization expense), the age and book value of facilities and equipment (affecting relative depreciation expense) and other non cash expenses. We also present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.
     The terms Non-GAAP revenue and net income, EBITDA and Adjusted EBITDA are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP revenue and net income, EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, you should not consider Non-GAAP revenue and net income, EBITDA and Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:
•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	they do not reflect income taxes or the cash requirements for any tax payments;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	while stock-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as assumed life of the options and assumed volatility of our common stock; and
•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
     We compensate for these limitations by relying primarily on our GAAP results and using Non-GAAP Net Income and Adjusted EBITDA only supplementally. Non-GAAP Net Income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:
Reconciliation of Non-GAAP Financial Measures
     In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.
Reconciliation of GAAP Revenue to Non-GAAP Revenue
(In thousands)
(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
	2007	2007	2006	2006	2007	2006
GAAP Revenue	$21,213	$22,876	$14,841	$10,838	$44,089	$25,679

Deferred Traffic Revenue	2,645	—	—	—	2,645	—
Deferred Custom CDN Services	—	—	—	—	—	—
Earned Custom CDN Services	820	—	—	—	820	—

Non-GAAP Revenue	$24,678	$22,876	$14,841	$10,838	$47,554	$25,679

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
	2007	2007	2006	2006	2007	2006
GAAP net income (loss)	$(10,463)	$(4,435)	$1,722	$1,270	$(14,898)	$2,992

Stock based compensation	6,648	5,570	229	112	12,218	341
Litigation expenses	1,636	885	—	—	2,521	—
Deferred revenue	3,465	—	—	—	3,465	—
Deferred cost of traffic and services	(935)	—	—	—	(935)	—

Non-GAAP net income	$351	$2,020	$1,951	$1,382	$2,371	$3,333

GAAP net income (loss) per share Basic	$(0.23)	$(0.20)	$0.05	$0.04	$(0.44)	$0.09
Diluted	$(0.23)	$(0.20)	$0.04	$0.03	$(0.44)	$0.07

Non-GAAP net income (loss) per share Basic	$0.01	$0.09	$0.06	$0.04	$0.07	$0.10
Diluted	$—	$0.03	$0.05	$0.03	$0.03	$0.08

Shares used in per share calculations Basic	45,702	21,886	31,848	35,188	33,794	33,518
Diluted	79,240	69,292	41,505	42,951	74,266	42,228

Reconciliation of GAAP Net Income (Loss) to EBITDA to Adjusted EBITDA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
	2007	2007	2006	2006	2007	2006
GAAP net income (loss)	$(10,463)	$(4,435)	$1,722	$1,270	$(14,898)	$2,992

Add: depreciation and amortization	5,194	4,825	2,079	1,501	10,019	3,580
Add: interest expense	855	585	519	505	1,440	1,024
Less: interest income	(573)	(89)	—	—	(662)	—
Plus (less income tax expense (benefit)	(606)	(258)	1,125	829	(864)	1,954

EBITDA	$(5,593)	$628	$5,445	$4,105	$(4,965)	$9,550
Add: stock based compensation	6,648	5,570	229	112	12,218	341
Add: litigation expenses recoverable from escrow (1)	818	442	—	—	1,260	—
Add: deferred traffic and services revenue	3,465	—	—	—	3,465	—
Less: deferred traffic and service costs	(935)	—	—	—	(935)	—

Adjusted EBITDA	$4,403	$6,640	$5,674	$4,217	$11,043	$9,891

(1)	During 2006, we repurchased stock in a transaction with a total value of $102.1 million. Selling stockholders agreed to hold $10.1 million of the proceeds to offset specific claims for reimbursement associated with the Akamai lawsuit and other undisclosed obligations that may arise. For the three month periods ended June 30, 2007 and 2006, we had $0.8 million and $ -0- million, respectively, of litigation costs subject to reimbursement from this escrow. For the six month periods ended June 30, 2007 and 2006, we had $1.3 million and $ -0- million, respectively, of litigation costs subject to reimbursement from this escrow.